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                                                                     EXHIBIT 1.1

                                                               ___________, ____
                                                               CHICAGO, ILLINOIS

                             ILLINOIS POWER COMPANY

                               NEW MORTGAGE BONDS

                             UNDERWRITING AGREEMENT

To the Representative(s) named in Schedule I hereto of the Underwriters named in Schedule II hereto.

Ladies and Gentlemen:

     Illinois Power Company, an Illinois corporation (the "Company"), proposes to issue and sell from time to time, in one or more series, its New Mortgage Bonds which are registered under the registration statement referred to in
Section 1(a) ("Bonds"). The Bonds will be issued under the Company's General Mortgage and Deed of Trust, dated as of November 1, 1992 (the "General Mortgage"), and supplemental indentures thereto, including a supplemental indenture (the "Supplemental Indenture") specifically relating to the Purchased Bonds (as defined below), between the Company and the Harris Trust and Savings Bank, as trustee (the "New Mortgage Trustee") (the General Mortgage and all supplemental indentures thereto are collectively referred to as the "New Mortgage"). The Bonds will be secured primarily by a bond issued to the New Mortgage Trustee under the Company's Mortgage and Deed of Trust dated November 1, 1943 from the Company to Harris Trust and Savings Bank, as trustee (the "First Mortgage Trustee") as amended and supplemented by various supplemental indentures (the "First Mortgage"), including a supplemental indenture (the "First Mortgage Supplemental Indenture") specifically relating to the bond (the "First Mortgage Bond") securing the Purchase Bonds (as hereinafter deferred). The Company proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters") for whom you are acting as Representative or Representatives (the "Representatives"), Bonds in the aggregate principal amount and of the series identified in Schedule I hereto (the "Purchased Bonds").

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Underwriters that:

          (a)  A registration statement on Form S-3 (No. 333-       ) relating
to the Bonds has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and has become effective. Such registration statement, including the prospectus contained therein, as amended and supplemented to the date of this Agreement (exclusive of supplements to the prospectus relating solely to Bonds that are not the Purchased Bonds) and as supplemented by the
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     prospectus supplement to be included as part of the prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act, as provided in
     Section 3(a) hereof, are collectively referred to as the "Registration Statement" and such prospectus is collectively referred to as the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date of this Agreement; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of this Agreement.

          (b) The Registration Statement and the Prospectus, both at the time the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act as provided in Section 3(a) hereof, and any further amendments and supplements to the Prospectus when they become effective or are filed with the Commission, as the case may be, prior to the Closing Date (as defined below), will conform in all respects to the requirements of the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission (the "Rules and Regulations"), and none of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements or omissions in such documents based upon written information furnished to the Company by any Underwriter specifically for use therein or in reliance upon and in conformity with the Form T-1 of the New Mortgage Trustee.

     2. Purchase, Offering and Delivery. Subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Purchased Bonds set forth opposite such Underwriter's name in Schedule II hereto. It is understood that the Underwriters propose to offer the Purchased Bonds for sale to the public as set forth in the prospectus supplement relating to the Purchased Bonds.

     The Purchased Bonds to be purchased by each Underwriter shall be delivered by the Company for the account of such Underwriter to the place specified in
Schedule I hereto against payment of the purchase price therefor by such Underwriter or on its behalf in the type of funds and method of payment specified in Schedule I hereto, drawn to the order of the Company, at the office of Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois 60690, at the time and date specified in Schedule I hereto or at such other time and date as the Representatives and the Company may agree, such time and date being herein referred to as the "Closing Date." The Purchased Bonds so to be delivered will be in definitive fully registered form in such authorized denominations and registered in such names as the Representatives request at least two full business





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days before the Closing Date and will be made available for checking and packaging in the City designated in Schedule I as the place of delivery at least 24 hours prior to the Closing Date.

     3. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

          (a) Promptly following execution of this Agreement, the Company will cause the Prospectus (including as part thereof a prospectus supplement relating to the Purchased Bonds (the "Prospectus Supplement")) to be filed with the Commission pursuant to Rule 424(b) under the Act and the Company will promptly advise the Representatives when such filing has been made. Prior to such filing, the Company will work with the Representatives in the preparation of the Prospectus Supplement to assure that the Representatives have no reasonable objection to the form or content thereof when filed.

          (b) If at any time when a prospectus relating to the Purchased Bond is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Act or the Rules or Regulations, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance.

          (c) The Company will furnish to each Underwriter such number of copies of the Prospectus as may be reasonably requested in connection with the offering of the Purchased Bonds.

          (d) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriters for any expenses up to $__________ in the aggregate (including fees and disbursements of counsel) incurred in connection with qualification of the Purchased Bonds for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto.

          (e) The Company will not, for the period ending on the day immediately succeeding the Closing Date, without the prior written consent of the Underwriters, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other debt securities of the Company.

     4. Conditions to the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Purchased Bonds hereunder will be subject to the accuracy


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of the representations and warranties on the part of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) Subsequent to the execution and delivery of this Agreement there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including you, materially impairs the investment quality of the Purchased Bonds or (ii) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act).

          (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, or the Underwriters, shall be contemplated by the Commission.

          (c)  The Underwriters shall have received the following:

               (i) A letter of Price Waterhouse, dated the Closing Date, confirming that they are independent accountants within the meaning of the Act and the Rules and Regulations, and stating in effect that (i) in their opinion, the financial statements examined by them and incorporated by reference in the Prospectus comply as to form in all material respects with the accounting requirements of the Act and the Rules and Regulations applicable to annual reports on Form 10-K (ii) on the basis of a reading of the interim financial statements referred to in Clause (A) below, a reading of the latest available interim financial statements of the Company, a reading of the minutes of the Board of Directors and stockholders of the Company as set forth in the minute books of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing came to their attention that caused them to believe that (A) the unaudited financial statements included in the most recent Quarterly Report on Form 10-Q incorporated by reference in the Prospectus were not prepared on a basis substantially consistent with that of the audited financial statements as of and for the fiscal year ended December 31, 199__ incorporated by reference in the Prospectus, or (B) at the date of the latest available balance sheet read by such accountants or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock or long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in net assets, in each case as compared with the corresponding amounts shown in the December 31, 199__ balance sheet incorporated by reference in the Prospectus, or
(C) for the period of twelve months ended with the Closing Date or of the latest available income statement read by such accountants, there were any decreases, as compared with the twelve months ended December 31, 199__ in operating revenues, operating income, net income, earnings per share of common stock or the ratio of earnings to fixed charges, except in all cases set forth


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          in clauses (B) and (C) above for changes or decreases which the
          Prospectus discloses have occurred or may occur, or which are described in such letter, and (iii) they have compared the dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus under the captions "Use of Proceeds," "Ratio of Earnings to Fixed Charges," and "Description of First Mortgage Bonds" and contained in the Company's Annual Report on Form 10-K for the year ended December 31, 199__ and Quarterly Report on Form 10-Q for the quarter ended __________, ______ (which are incorporated by reference in the Prospectus) (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results except as otherwise specified in such letter. All financial statements included in material incorporated by reference in the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

               (ii) An opinion of Schiff Hardin & Waite, counsel for the Company, dated the Closing Date, to the effect that:

                    (A) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and the Company is not required to be qualified as a foreign corporation in any jurisdiction.

                    (B) The Purchased Bonds have been duly authorized, executed, authenticated, issued and delivered, and constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except as the same may be limited by
               (a) bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights, and (b) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (subject to the qualifications mentioned in subparagraph C below with respect to the enforceability of the General Mortgage and to the provisions of any purchase or sinking fund or analogous provisions for any particular series of bonds established by any indenture supplemental to the General Mortgage) are entitled to the benefit and security of the General Mortgage in accordance with the terms thereof equally and ratably with all other bonds issued under the General Mortgage.


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        (C) The General Mortgage and the Supplemental Indenture have each been duly authorized, executed and delivered and are valid and binding instruments enforceable in accordance with their terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or the enforcement of the security provided by the General Mortgage, and (b) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that no opinion is expressed with respect to the enforceability of the lien of the General Mortgage on chattels as against third parties (other than chattels delivered in pledge to the New Mortgage Trustee) or with respect to the enforceability of the lien of the New Mortgage on after-acquired property (in respect of which a supplemental indenture shall not have been executed, delivered and recorded) as against purchasers for value and without notice. The laws of the State of Illinois provide that no real estate in the State of Illinois shall be sold by virtue of any power of sale contained in any mortgage, but that all such mortgages shall be foreclosed only in the manner provided for foreclosing mortgages containing no power of sale, and that no real estate shall be sold to satisfy any mortgage except as authorized under the Illinois Mortgage Foreclosure Law. Such laws, however, provide for the foreclosing of mortgages by judicial proceedings and, in the judgment of such counsel, provide adequate remedies for the realization of the benefits of the security provided in the General Mortgage.

        (D) The First Mortgage Bond has been duly authorized, executed, authenticated, issued and delivered to the New Mortgage Trustee, and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization moratorium or other laws relating to or affecting the enforcement of creditors' rights, and (b) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (subject to the qualifications mentioned in subparagraph
(E) below with respect to the enforceability of the First Mortgage and to the provisions of any purchase or sinking fund or analogous provisions for any particular series of bonds established by any indenture supplemental to the First Mortgage) is entitled to the benefit and security of the First Mortgage in accordance with the terms thereof equally and ratably with all other bonds issued under the First Mortgage; and the New Mortgage Trustee as the registered owner of the First Mortgage Bond will be entitled to the payment of principal and interest, and premium, if any, in case of redemption, as therein provided.

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     (E)  The First Mortgage and the First Mortgage Supplemental Indenture have each been duly authorized, executed and delivered and are valid and binding instruments enforceable in accordance with their terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or the enforcement of the security provided by the First Mortgage, and (b) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that no opinion is expressed with respect to the enforceability of the lien of the First Mortgage on chattels as against third parties (other than chattels delivered in pledge to the First Mortgage Trustee), or with respect to the enforceability of the lien of the First Mortgage on after-acquired property (in respect of which a supplemental indenture shall not have been executed, delivered and recorded) as against purchasers for value and without notice. The laws of the State of Illinois provide that no real estate in the State of Illinois shall be sold by virtue of any power of sale contained in any mortgage, but that all such mortgages shall be foreclosed only in the manner provided for foreclosing mortgages containing no power of sale, and that no real estate shall be sold to satisfy any mortgage except as authorized under the Illinois Mortgage Foreclosure Law. Such laws, however, provide for the foreclosing of mortgages by judicial proceedings and, in our judgment, provide adequate remedies for the realization of the benefits of the security provided in the First Mortgage.

     (F) The General Mortgage constitutes a valid and legally effective mortgage creating a valid lien, which lien is junior to the lien of the First Mortgage, for the security of all bonds duly issued thereunder upon substantially all of the Company's properties used in the generation, purchase, transmission, distribution and sale of electricity or gas, with the exceptions, and subject to the reservations, encumbrances (including the lien of the First Mortgage) and restrictions recited in the granting and habendum clauses of, and as provided in, the General Mortgage, or referred to in the Prospectus under the subcaption "Security" under the caption "Description of the New Mortgage Bonds." Except as to after-acquired property, and except as to property sold, or under contract to be sold, or otherwise disposed of by the Company and released from the lien of the General Mortgage, or abandoned, pursuant to the provisions thereof, the Company has good and sufficient title to all the properties described in, and conveyed or pledged by, the General Mortgage with the exceptions and subject to the reservations, encumbrances (including the lien of the First Mortgage) and restrictions recited in the granting and habendum clauses of, and as provided in, the General Mortgage, or referred to in the Prospectus under said sub-caption "Security."

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     (G) The First Mortgage constitutes a valid and legally effective mortgage creating a valid first lien for the security of all bonds duly issued thereunder upon substantially all of the fixed properties owned and franchises and rights held by the Company, with the exceptions, and subject to the reservations, encumbrances and restrictions recited in the granting and habendum clauses of, and as provided in, the First Mortgage, or referred to in the Prospectus under the subcaption "Description of First Mortgage Bonds -- Security." Except as to after-acquired property, and except as to property sold, or under contract to be sold, or otherwise disposed of by the Company and released from the lien of the First Mortgage, or abandoned, pursuant to the provisions thereof, the Company has good and sufficient title to all the properties described in, and conveyed or pledged by, the First Mortgage with the exceptions, and subject to the reservations, encumbrances, and restrictions recited in the granting and habendum clauses of, and as provided in, the First Mortgage, or referred to in the Prospectus under said subcaption "Security."

     (H) The Registration Statement has become effective under the Act; the General Mortgage has been duly qualified under the Trust Indenture Act to the extent required; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.


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    (I)  This Agreement has been duly authorized, executed and delivered by the
Company.

    (J) The Illinois Commerce Commission has entered orders (a) permitting the execution and delivery of the General Mortgage, the Supplemental Indenture, the First Mortgage, and the First Mortgage Supplemental Indenture, respectively, and (b) approving the issuance and sale of the Purchased Bonds and the issuance and pledge of the First Mortgage Bond; said, orders are valid and in effect and no further approval, authorization, consent or order of, or action by, any other regulatory authority is necessary with respect to the execution and delivery of the General Mortgage, the Supplemental Indenture, the First Mortgage or the First Mortgage Supplemental Indenture, the issuance and sale of the Purchased Bonds, or the issuance and pledge of the First Mortgage Bond, each as contemplated by this Agreement; it being understood that in giving such opinion such counsel is not passing upon the authorizations or approvals which may be necessary under the securities or blue sky laws of any jurisdiction other than the United States of America. The issuance and sale of the Purchased Bonds and the issuance and pledge of the First Mortgage Bond, each as contemplated by this Agreement, are in conformity with the terms of said orders of the Illinois Commerce Commission.

    (K) The statements made in the Prospectus under the caption "Description of the New Mortgage Bonds" and the subcaption "Description of First Mortgage Bonds," insofar as they purport to summarize provisions of the documents specifically referred to under said captions, fairly present the information called for with respect thereto by Form S-3.

    (L) The statements in the Prospectus and in the Company's Annual Report on Form 10-K for the year ended December 31, 199_ (which is incorporated by reference in the Prospectus) as to matters of law and legal conclusions which are stated in the Prospectus to have been made on the authority of such counsel, have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct.

    (M) The execution, delivery and performance by the Company of this Agreement, the General Mortgage, the Supplemental Indenture and the First Mortgage Supplemental Indenture, and the incurrence by the Company of the obligations and the consummation of the transactions contemplated by this Agreement and the foregoing Supplemental Indenture and First Mortgage Supplemental Indenture, will not conflict with or constitute a breach of, or default under, the Restated Articles of Incorporation or By-Laws of the Company or, to such counsel's knowledge, any mortgage, contract, lease,

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          note or other instrument to which the Company or any significant subsidiary of the Company is a party or by which the Company or any significant subsidiary of the Company may be bound, or any law, administrative regulation or any administrative, arbitration or court order.

          (iii) An opinion from __________________, counsel for the Underwriters, as to those matters as the Underwriters may reasonably require.

          (iv) A certificate of the Chairman, President, an Executive Vice President, a Senior Vice President, a Vice President or General Counsel and the Treasurer or the principal financial or accounting officer of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company except as set forth or contemplated in the Prospectus or as described in such certificate.

          (v) An order or orders of the Illinois Commerce Commission authorizing the issuance and sale of the Purchased Bonds in accordance with the terms and conditions hereof shall be in full force and effect and shall contain no condition or provision unacceptable to the Underwriters, it being understood that no order in effect as of the date hereof contains any such unacceptable condition or provision.

          (vi) A copy of the Company's audited financial statements at December 31, 199_, manually signed by Price Waterhouse.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.

     5. Conditions to the Obligation of the Company. The obligation of the Company to sell and deliver the Purchased Bonds on the Closing Date is subject to the following conditions precedent:

          (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.


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          (b)  There shall be in effect on the Closing Date an order of the
     Illinois Commerce Commission authorizing the issuance and sale of the Purchased Bonds in accordance with the terms and conditions thereof, and no order of the Illinois Commerce Commission shall be in effect at the Closing Date, which would prevent the sale and delivery of the Purchased Bonds or which contains any condition or provision with respect to such sale which is not acceptable to the Company, it being understood that no order in effect at the date of this Agreement contains any such unacceptable condition or provision.

If any such condition shall not have been satisfied, then the Company shall be entitled, by notice in writing to the Underwriters, to terminate this Agreement without liability on the part of the Company or any Underwriter, except as provided herein.

     6.  Indemnification.

          (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein or in reliance upon and in conformity with the Form T-1 of the New Mortgage Trustee. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the

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statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriters specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriters may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except as otherwise provided in the succeeding sentence. If the indemnifying party shall not have employed counsel to have charge of the defense of any such action, or if any such indemnified party or parties shall have reasonably concluded that there is a conflict of interest which may give rise to defenses available to them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), legal and other expenses thereafter reasonably incurred by the indemnified party shall be borne by the indemnifying party. Neither the indemnifying party nor indemnified party shall be liable for any settlement of any such action effected without its written consent.

     (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Bonds (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. The Underwriters or person controlling such Underwriters shall not be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchased Bonds less the aggregate amount of any damages which the Underwriters and their controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.

        7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Purchased Bonds hereunder on the Closing Date and the aggregate principal amount of Purchased Bonds which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount of the Purchased Bonds which the Underwriters are obligated to purchase on the Closing Date, you may make arrangements satisfactory to the Company for the purchase of such Purchased Bonds by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchased Bonds which such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of the Purchased Bonds with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to you and the Company for the purchase of such bonds by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in
Section 8 hereof. In the event that any Underwriter or Underwriters default in their obligations to purchase the Purchased Bonds hereunder, the Company may by prompt written notice to you postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 7. Nothing herein will relieve a defaulting Underwriter, from liability for its default.

        8. Survival of Representations, Warranties, etc. The respective representations, warranties, agreements and indemnities of the Company and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of their officers or directors or any controlling person, and will survive delivery of any payment for the Purchased Bonds.

        9. Termination of Agreement. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration

Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, or business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any national or international calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Purchased Bonds or to enforce contracts for the sale of the Purchased Bonds, or
(iii) if trading on the New York Stock Exchange has been suspended, or if a banking moratorium has been declared by either Federal or New York authorities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof.

        10. Notice. All communications hereunder shall be in writing and if sent to the Company will be mailed, delivered or transmitted via facsimile and confirmed to it at 500 South 27th Street, Decatur, Illinois 62525 and if sent to any of the Underwriters will be mailed, delivered or transmitted via facsimile and confirmed to such addresses as the Representatives of the Underwriters shall advise the Company in writing.

        11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

        12. Counterparts. This Agreement may be executed in counterparts all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

        13. Representation of the Underwriters. The Representatives represent and warrant to the Company that they are authorized to act as the representatives of the Underwriters in connection with this financing, and the Representatives' execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

        14. Interpretation When No Representatives. In the event no Underwriters are named in Schedule II hereto, the term "Underwriters" shall be deemed for all purposes of this Agreement to be the Underwriter or Underwriters named as such in Schedule I hereto, the principal amount of the Purchased Bonds to be purchased by any such Underwriter shall be that set forth opposite its name in Schedule I hereto and all reference to the "Representatives" shall be deemed to be the Underwriter or Underwriters named in such Schedule I.

                            [Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.


                                             Very truly yours,

                                             ILLINOIS POWER COMPANY


                                             By: ____________________________
                                             Its:____________________________


Accepted as of the date of this Underwriting
Agreement set forth in Schedule I hereto.

____________________________________________ ,
as Representatives


By: ____________________________
Its:____________________________

                                   SCHEDULE I

                   NEW MORTGAGE BONDS, ____% SERIES DUE _____

Name and address of Representatives:


     ______________________________________

     ______________________________________

     ______________________________________

Purchase Price and Description of Purchased Bonds:

     Principal Amount:  $ _________________

     Purchase Price:  ____% of the Principal Amount

     Interest Rate:  ____%

     Initial Public Offering Price:  ____%

     Selling Concession:  ____%

     Reallowance to Dealers:  ____%

     Maturity:  ______

     Sinking Fund Provisions:  ______

     Redemption Provisions:  ___________________________________________________

Other Provisions:  _____________________________________________________________

     Time and Date of Delivery and Payment (the "Closing Date")

          Date:  _______________

          Time:  _______________

          Place of Delivery of Purchased Bonds:  ______________________

          Type of Funds:  _________________________

          Method of Payment:  _________________

          Underwriting Agreement Dated:  ___________, ____________

                                  SCHEDULE II

                                                       PRINCIPAL AMOUNT OF
NAME OF UNDERWRITER                                      PURCHASED BONDS
-------------------                                    -------------------





                                              TOTAL:    $
                                                          ===============



                                      II-1